UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2016

Horizon Pharma Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	001-35238	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, D04 C5Y6, Ireland

(Address of principal executive offices)

Registrant’s telephone number, including area code: 011-353-1-772-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously announced, on December 10, 2015, Horizon Pharma USA, Inc. and HZNP Limited (collectively, “Purchasers”), indirect wholly-owned subsidiaries of Horizon Pharma plc (“Horizon”), entered into an Agreement and Plan of Merger with Crealta Holdings LLC (“Crealta”), GTCR Fund X/C LP and GTCR Fund X/B LP, pursuant to which, among other things, Purchasers agreed to acquire 100% of the membership interests of Crealta for $510 million in cash, subject to customary purchase price adjustments for working capital, outstanding indebtedness and transaction related expenses (the “Crealta Acquisition”). On January 13, 2016, Horizon completed the Crealta Acquisition.

Crealta is a specialty pharmaceutical company focused on innovative therapeutics designed to improve patient outcomes which has two marketed medicines, KRYSTEXXA® (pegloticase) and MIGERGOT® (ergotamine tartrate & caffeine suppositories).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 14, 2016	HORIZON PHARMA PUBLIC LIMITED COMPANY

	By:	/s/ Paul W. Hoelscher
Paul W. Hoelscher
Executive Vice President, Chief Financial Officer